Exhibit 99.1

Financial Statements and

Independent Auditors’ Report

Red Wolf Company, LLC

As of and for the Years Ended

December 31, 2016 and 2015

INDEPENDENT AUDITORS’ REPORT

To the Members of Red Wolf Company, LLC

We have audited the accompanying financial statements of Red Wolf Company, LLC, which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of income and members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Wolf Company LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Moore Beauston Woodham

Hartsville, South Carolina

February 27, 2017

Red Wolf Company , LLC

Balance Sheets

As of December 31,

	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$ 73,683	$ 66
Accounts receivable, net	6,968,665	2,185,545
Inventory	5,842,485	5,092,932
Due from members	-	52,687
Related party receivables	2,157	928
Prepaid expenses	-	360
Total current assets	12,886,990	7,332,518
Property, plant and equipment, net	529,653	646,466
Total assets	$ 13,416,643	$ 7,978,984
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,019,057	$ 2,909,448
Accrued expenses	491,861	268,984
Member distributions payable	-	52,687
Line of credit	4,250,635	1,417,731
Current portion of long-term debt	46,708	79,405
Deferred revenue	27,829	678,008
Total current liabilities	7,836,090	5,406,263
Non-current liabilities:
Long-term debt, less current portion	133,329	181,055
Total liabilities	7,969,419	5,587,318
Members' equity	5,447,224	2,391,666
Total liabilities and members' equity	$ 13,416,643	$ 7,978,984

See accompanying notes and independent auditors’ report.

Red Wolf Company , LLC

Statements of Income and Members’ Equity

For the Years Ended December 31,

	2016	2015
Revenue, net	$ 32,377,910	$ 23,345,386
Cost of goods sold	22,330,885	16,950,383
Gross profit	10,047,025	6,395,003
Selling, general and administrative expenses
Salaries and related benefits	2,584,898	2,366,852
Rent	264,561	308,291
Technology consulting fees	205,534	164,887
Depreciation expense	175,465	132,976
Insurance	234,700	128,549
Utilities	71,132	89,903
Repair and maintenance	90,269	61,275
Travel and entertainment	72,783	57,041
Telephone	57,675	51,239
Professional fees	59,565	44,318
Office expense	75,649	37,373
Property, sales and use taxes	41,019	18,758
Other expenses	57,455	17,416
License and fees	15,465	14,932
Advertising	51,707	8,443
Dues and subscriptions	9,444	7,831
Charitable contributions	9,262	4,705
Total selling, general, and administrative expenses	4,076,583	3,514,789
Operating income (loss)	5,970,442	2,880,214
Other income (expense)
Gain (loss) on sale of assets	62,595	500
Interest expense	(77,895)	(36,732)
Total other income (expense)	(15,300)	(36,232)
Net income	5,955,142	2,843,982
Members' equity at beginning of year	2,391,666	2,006,826
Members' distributions	(2,899,584)	(2,459,142)
Members' equity at end of year	$ 5,447,224	$ 2,391,666

See accompanying notes and independent auditors’ report.

Red Wolf Company , LLC

Statements of Cash Flows

For the Years Ended December 31,

	2016	2015
Cash flows from operating activities:
Net income	$ 5,955,142	$ 2,843,982
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	175,465	132,976
Gain on disposal of fixed assets	(62,595)	(500)
Changes in operating assets - (increase) decrease
Accounts receivable	(4,783,120)	(578,039)
Inventory	(749,553)	(2,278,316)
Due from shareholders	52,687	(52,687)
Related party receivables	(1,229)	4,961
Prepaid assets	360	39
Changes in operating liabilities - increase (decrease)
Accounts payable	109,609	642,542
Accrued expenses	222,877	137,664
Shareholder distributions payable	(52,687)	14,769
Deferred revenue	(650,179)	676,798
Net cash provided by operating activities	216,777	1,544,189
Cash flows from investing activities:
Proceeds from sale of assets	116,341	500
Purchases of property, plant, & equipment	(112,398)	(81,258)
Net cash provided by investing activities	3,943	(80,758)
Cash flows from financing activities:
Net borrowings on line of credit	2,832,904	1,258,780
Member distributions	(2,899,584)	(2,459,142)
Payments on notes payable	(80,423)	(263,409)
Net cash provided by financing activities	(147,103)	(1,463,771)
Net increase in cash	73,617	(340)
Cash at beginning of year	66	406
Cash at end of year	$ 73,683	$ 66
Supplemental disclosure of cash flow information:
Total interest paid	$ 77,895	$ 36,732
Noncash investing and financing activities
Purchase of property and equipment	$ (112,398)	$ (271,599)
Proceeds from long term debt	-	190,341
Cash paid for property and equipment	$ (112,398)	$ (81,258)

See accompanying notes and independent auditors’ report

Red Wolf Company, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Description of Business

Red Wolf Company, LLC (the “Company”), was organized as a limited liability company in the State of North Carolina on April 13, 2007. The Company provides business to business contract manufacturing services that include build-to-spec, kitting and inventory management for customers throughout the United States and in foreign countries. The Company's products are sold through its warehouse in Sanford, North Carolina.

Accounting Method

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Sales are recognized when revenue is realized or becomes realizable and has been earned. In general, revenue is recognized when the earnings process is complete, which is upon shipment of products. Expenses related to the revenues are recorded upon completion of the event to which they are applicable regardless of the timing of related cash flows.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of balance sheet classification and statement of cash flows presentation, investments with a maturity of three months or less are considered cash equivalents.

Revenue Recognition

Sales are recognized when revenue is realized or becomes realizable and has been earned. In general, revenue is recognized when the earnings process is complete, which is upon shipment of products.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company has chosen to record no allowance for doubtful accounts at December 31, 2016 and 2015, respectively.

The Company extends credit to many of its customers in the ordinary course of business. Generally, these sales are unsecured. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company does not believe significant credit risks exist at December 31, 2016 and 2015,  respectively, with respect to its accounts receivable.

Customer accounts typically are collected within a short period of time, and, based on its assessment of current conditions, management believes realization losses on amounts outstanding at the end of 2016 will be immaterial.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Inventory for Resale

Inventory consists of parts and materials stated at the lower of cost or market value. Cost is determined by the first in, first out method.

Property and Equipment

Property and equipment is shown at cost net of accumulated depreciation. Property and equipment acquired with cost in excess of $5,000 is carried at cost and depreciated using straight-line over their estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

The cost of assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of income.

Income Taxes

The members of the Company have elected to be taxed as a Subchapter 'S' Corporation under existing federal and state regulation, whereby its income is taxed to its members. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company's federal income tax returns for 2013, 2014 and 2015 are open to examination by the IRS and the State of North Carolina.

Presentation of Sales Taxes

The State of North Carolina and Lee County impose a sales tax of 4.75% and 2.00%, respectively, on all of the Company's sales to nonexempt customers. The Company collects sales taxes from customers and remits the entire amount to the State and County. The Company's accounting policy is to exclude the tax collected and remitted to the State from revenues and cost of sales.

Shipping and Handling Costs

The company classifies freight billed to customers as sales revenue and the related freight costs as cost of sales.

Advertising

The Company expenses advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place. The total advertising cost for the years ended December 31, 2016 and 2015 was $51,707 and $8,443, respectively.

Note 2 – Concentrations

Balances due from the Company's largest customer accounts for 92% of the carrying amount at December 31, 2016. Management maintains that realization losses on amounts outstanding at the end of 2016 will be immaterial, as they were in prior years. Accordingly, customer accounts are reported at the amount of principal outstanding.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Note 2 – Concentrations (continued)

Balances due from the Company’s five largest customers accounts for 94% of the carrying amount at December 31, 2015.

The Company maintains a cash balance at a commercial bank. Accounts at this bank are insured by Federal Deposit Insurance Corporation (FDIC). The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had no uninsured cash balances with financial institutions at December 31, 2016 and 2015, respectively. Management maintains that realization losses on amounts outstanding at the end of 2016 will be immaterial, as they were in prior years. Accordingly, customer accounts are reported at the amount of principal outstanding.

Note 3 – Property, Plant and Equipment

Property and equipment consisted of the following at December 31, 2016 and 2015:

	Estimated useful
	lives	2016	2015
Machinery & equipment	3-20	$ 526,423	$ 498,197
Computer equipment	3-5	83,061	53,612
Furniture & fixtures	5-15	38,580	39,430
Vehicles	5	218,359	355,051
Leasehold improvements	15	245,293	245,293
		1,111,716	1,191,583
Less: accumulated depreciation		(582,063)	(545,117)
Property and equipment, net		$ 529,653	$ 646,466

The book depreciation for the years ended December 31, 2016 and 2015 was $175,465 and $132,976, respectively.

Note 4 – Line of Credit

The Company has a $2,500,000 line of credit agreement with a financial institution. As of December 31, 2015, $1,417,731 was outstanding on the revolving line of credit. The line bears interest at a variable rate equal to the bank's Prime rate plus 1.0%. The line is collateralized by all assets of the Company. Any outstanding principal is due in full on the maturity date. The line was scheduled to mature on July 15, 2016 or such date to which the Line may be extended or renewed in the sole discretion of the financial institution by written notice to the Company.

The financial institution renewed the Line in October 2016 and increased the line to $4,500,000. The renewed line bears interest at a variable rate equal to the bank’s Prime rate plus .75%. The renewed line is collateralized by all of the assets of the Company and is scheduled to mature in November 2017. As of December 31, 2016 $4,250,635 was outstanding on the line of credit. The line of credit was paid in full on January 31, 2017. See Note 8.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Note 5 – Long Term Debt

Long term debt consisted of the following at December 31, 2016 and 2015:

	2016	2015

Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $473, bearing interest at a rate of 6.24%, and maturing in October, 2019. The note is secured by the vehicle it served to finance. Paid off on January 31, 2017. Loan 20. See Note 8.

	$ 14,795	$ 19,322
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,166, bearing interest at a rate of 6.24%, and maturing in January, 2021. The note is secured by the vehicle it served to finance. Paid off on January 31, 2017. Loan 17. See Note 8.	52,245	62,392
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,191, bearing interest at a rate of 5.39%, and maturing in January, 2021. The note is secured by the vehicle it served to finance. Paid off on January 31, 2017. See Note 8.	51,154	61,096
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $1,276, bearing interest at a rate of 5.39%, and maturing in January, 2021. The note is secured by the vehicle it served to finance. Paid off on January 31, 2017. See Note 8.	55,950	66,853
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $2,134, bearing interest at a rate of 5.25%, and maturing in June, 2016. The note is secured by the vehicle it served to finance.	-	7,575
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $2,665, bearing interest at a rate of 4.75%, and maturing in June, 2016. The note is secured by the vehicle it served to finance.	-	30,636
Note payable to a financial institution, requiring consecutive monthly installments of principal and interest of $550, bearing interest at a rate of 4.25%, and maturing in December, 2017. The note is secured by the equipment. Paid off on January 31, 2017. Loan 13. See Note 8.	5,893	12,586
Total long-term debt	$ 180,037	$ 260,460
Less: current portion	(46,708)	(79,405)
Long-term debt, less current portion	$ 133,329	$ 181,055

Maturities of long-term debt for the years succeeding December 31, 2016, are as follows:

2017	$ 46,708
2018	43,115
2019	44,578
2020	42,225
2021	3,411
Thereafter	-
$ 180,037

All of the loans were paid off during the close of the sale of the Company to Broadwind Energy on January 31, 2017 and have been classified as current. See Note 8 for further discussion.

Red Wolf Company, LLC

Notes to the Financial Statements

For the Years Ended December 31, 2016 and 2015

Note 6 - Operating Lease Obligations

The company rents office space under non-cancellable lease agreements with an initial term of 24 months and a second term of 36 months, and the option to renew annually at the end of the second 36 month term. Rent paid under this lease was $264,561 and $308,291 for the years ended December 31, 2016 and 2015, respectively.

The following is a schedule of future minimum payments required under the above operating lease as of December 31, 2016:

2017	$ 288,612
2018	48,102
$ 336,714

Note 7 - Retirement Plan

On January 1, 2010 adopted a 401(k) profit sharing plan which covers substantially all employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. The Company matches 100% of employee salary deferrals up to 3% plus 50% of salary deferrals between 3% and 5%. The Company match was $85,449 and $84,104 for the years ended December 31, 2016 and 2015, respectively.

Additional Company contributions may be made to the plan at the discretion of the Board of Directors, with the maximum limitation being the amount the Company can deduct for federal income tax purposes. The Company made no discretionary profit sharing contributions for either 2016 or 2015.

Note 8 - Subsequent Events

In January 2017, the Company’s members entered into a sales agreement with Broadwind Energy, Inc., an Illinois Corporation, whereby Broadwind Energy, Inc., agreed to purchase one hundred percent (100%) of the equity shares of its members in exchange for $16,500,000. The company paid $500,000 in commissions and $50,000 in attorney fees from the proceeds of this sale, and also paid the outstanding balances of all loans noted in Note 5. As a result of this transaction, all loans at December 31, 2016 are classified as current liabilities.

The Company will continue to operate in Sanford, North Carolina, under the continued leadership of Kim Sutton, President of Red Wolf. The Company’s financial statements will be combined with Broadwind’s nascent entry into the CNG compression systems business, which is currently operated out of Abilene, Texas. The new segment, Broadwind Process Systems, will design and manufacture custom, modular systems for specialized process applications in the global market.

Prior to the close on January 31, 2017, the Company paid the entire outstanding balance of its line of credit noted in Note 4.

The purchase of 100% of the company’s shares by Broadwind, the Company’s election to be taxed as an S Corporation has been terminated under IRS Regulations. Beginning in February 2017 the Company will be taxed as a regular corporation and will incur additional income tax obligations and future financial statements will include a provision for income taxes. Income taxes currently payable and deferred income taxes related primarily to differences between basis of property and equipment for financial and income taxes will be recorded in the financial statements.

Management has evaluated subsequent events through February 27, 2017, the date the financial statements were available to be issued. Based upon the evaluation, no adjustments were required in the financial statements.